As filed with the Securities and Exchange Commission on January 17, 2017 Commission File No. 333-214786

 U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2 to

FORM S-1

 Registration Statement under the Securities Act of 1933

AMERI METRO, INC.

(Name of issuer in its charter)

YELLOWWOOD ACQUISITION CORPORATION

(Former name of registrant)

Delaware	485112	45-1877342
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification No.)

2575 Eastern Blvd., Suite 101

York, PA 17402

(717) 434-0668

(Address and telephone number of principal executive office)

Plan Inc. Trolly Square, Suite 20C Wilmington Del 19806 1-800-462-4633

(Name, address and phone number of agent for service)

Copies of communications to:

McMurdo Law Group, LLC, 28 West 44th Street, 16th Floor, New York, NY 10036, (917) 318-2865

Approximate date of commencement of proposed sale to the public: As soon as practicable after the registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐		Accelerated Filer	☐
Non-accelerated Filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☒

Calculation of registration fee

Title of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee(1)
Class B Common stock, $.000001 par value per share	1,000,000	$60.00	$60,000,000	$6,954

(1) Fee calculated in accordance with Rule 457(a) of the Securities Act of 1933. Proposed offering price used for calculating the registration fee.

The registrant hereby amends this Registration Statement on the date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on the date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

We are filing this Amendment on Form S-1 Amendment No. 1 to include the Exhibits that exceeded the amount of space allowed on the SEC website template. No other sections were affected.

ITEM 16.   EXHIBITS

3.1

Articles of Incorporation (filed with the Form 10 November 9, 2011)

3.2

Amended by-laws (filed as part of the Form 8-K/A filed January 18, 2013)

*5.1

Opinion of Counsel on legality of securities being registered

10.1

Master Indenture Agreement of Alabama Toll Facilities, Inc. (filed with the Form 8-K January 18, 2013)

10.2

Master Indenture Agreement of Hi Speed Rail Facilities, Inc. (filed with the Form 8-K January 18, 2013)

10.3

Master Indenture Agreement of Hi Speed Rail Facilities Provider, Inc. (filed with the Form 8-K January 18, 2013)

10.4

 June 12, 2012 Agreement and Plan of Reorganization (filed as part of the Form 8-K/A filed January 18, 2013)

10.5

TEMS engagement (filed as part of the Form 8-K/A filed January 18, 2013)

10.6

Alabama Indenture Agreement (filed as part of the Form 8-K/A filed January 18, 2013)

10.7

High Speed Rail Indenture Agreement (filed as part of the Form 8-K/A filed January 18, 2013)

10.8

Damar Agreement (filed as part of the Form 8-K/A filed January 18, 2013)

10.9

Alabama Legislative Act 506 (filed as part of the Form 8-K/A filed January 18, 2013)

10.10

Form of subscription agreement for sale of the shares (filed with the Registration Statement on Form S-1 filed June 13, 2013)

10.11

Letter of Intent for Port Trajan property (filed with the Registration Statement on Form S-1 filed June 13, 2013)

*10.12

Intended use of Master Trust Indentur

*10.13

Economic Impact Surface Transportation

10.13

Cost feasible plan modification

10.13

Fl Al LRTP summary report

10.13

Florida 2013

*10.14

Government Resolutions

10.14

ATFI joint resolution

10.14

GA House Resolution

10.14

Yuma

*10.15

Market Conditions for Bond Portfolio

10.15

Bain Brief 8 macro trends

10.15

Building Americas Future

10.15

Economic Mega Trends

10.15

Infrastructure 14 UK

10.15

Infrastructure 2013

*10.16

 Pipeline TEMS Report Ameri Metro Inc.

*10.17

Appalachian Regional Commission Corridor Documents

*10.18

HSR Passenger Services Inc. for Florida-Alabama TPO Indenture

*10.19

ATFI 2016 Documents

*10.20

Mobil Trade Corridor

*10.21

Atlantic Energy and Utilities Documents

10.21

Energy Report

10.21

Hazardous Waste Report

10.21

Solid Waste Report

10.21

Waste Water Report

*10.22

High Speed Rail Facilities Inc. Master Trust Indenture Documents

*10.23

HSR Freight and Passenger for Port Freeport Brazoria Texas Documents

10.23

Free Port Attach Part A

10.23

Free Port Attach Part B

*10.24

High Speed Rail Facilities Provider Inc. Master Trust Indenture Documents

*10.25

Port Ostia Air Cargo Documents

10.25

Ameri Metro Oct 2014

10.25

Boeing Current Market Outlook

10.25

Boeing WCF

10.25

Port De Ostia Inc.

*10.26

Portus De Jewel Mexico Documents

10.26

Ameri Metro Oct 2014

10.26

Final Report Yuma Rail

10.26

National Geo Spatial

10.26     Portus De Jewel Sept 2013

10.26

Yuma County

*10.27

KSJM International Airport Documents

10.27

Aviation Report

10.27

KJS Airport Alabama

10.27

KJS Sarh Jewel Profile

*10.28

HSR Freight Line Inc Phil. Regional Port Authority Documents

10.28

Governor Wolf announces next step in port Philadelphia Port Development

**10.29

HSR Freight Line Inc. Documents

10.29

Highway Report

10.29

Ports Report

10.29

Rail Freight Civil Engine

**10.30

HSR Passenger Services, Inc. Documents

10.30

Passenger Services

**10.31

HSR Technologies Documents

10.31

Bridges Report

10.31

Composite C-Bar July 2012

10.31

Electricity Report

10.31

York Plant verses Rail Car

10.31

York Plant verses Rail Ties

**10.32

Malibu Homes Inc. Documents

10.32

Port of Mobil

10.32

Town Center 28 Feb 2012

**10.33

Platinum Media Inc Documents

10.33

Port of Mobile

10.33

Town Center 28 2012

**10.34

Port of De Claudius Inc Documents

10.34

Ameri Metro 2014

10.34

The emergence of the inland Port

10.34

Inland Port Views

10.34

Panama Canal Authority

10.34

Port of Mobile

10.34

Port Trajan

**10.35

Lord Chauffeurs LTD Documents

10.35

KJS Airport Alabama

**10.36

Michigan COAST-TO-COAST PASSENGER RAIL Documents

10.36

Coast to Coast Passenger Rail Ridership and Cost Study

**10.37

New York Washington HS Rail Corridor Documents

**10.38

Port of Ostia Inc. Ann Charles International Cargo Airport Brazoria Tax Indentures Documents

10.38

New York to Wash DC

10.38

Ameri Metro 2014

10.38

Boeing Current Market

10.38

Boeing WACF

10.38

Port of Ostia Ann Charles

**10.39

Texas International Trade Corridor Documents

10.39

Ameri Metro 2014

10.39

ATM Feasibility Assessment

10.39

HSR Logistic Inc. and HSRF

**10.40

Ameri Metro Overview Report AMGTI

10.40

8K20160927 Period 20160806

**10.41

Land Purchase Agreement

10.41

Agreement for Construction, Dated August 8, 2016

**10.42  Master Consulting Agreement

10.42

Agreement of Sale and or Assignment of Assets in Phase One Dated S

**10.43

Master Trustee Agreement

10.43

Exhibit A Material Asset of Acquisition

**10.44

Virginia Crescent Line

10.44

Exhibit B Summary of Closing Statement

**10.45

Agreement for Construction Ala. Toll Road.

**10.46

 Assignment agreement For Construction Alabama

**10.47

Payment Agreement to Penndel Land Co Alabama

**10.48

Marshall Technologies LLC Composite Rebar Manufacturing

**10.49

NPG Innovations Rail Road Tie Licensing Agreements

**10.50

US Rail Car Technology Use Agreement

**10.51

Opportunity License Agreements with Affiliate Companies

**10.52

Master Agreement for Construction Cartel to ARMT

**10.53

Master Agreement for Construction Entities to ARMT

**10.54

Master Agreement for Consulting Agreement HSRFP to ARMT

**10.55

Master Agreement for Consulting Agreement HSRF to ARMT

**10.56

Employment Agreements

**10.57

Directorship Agreements

**10.58

Delaware Certificate of Amendment ARMT

**23.1

Consent of Accountants

**23.2

Consent of Counsel (included in Exhibit 5.1)

**99.1

ProAdvisor Valuation report, dated December 30, 2015 (filed as Exhibit 99.1 to the registration statement on Form S-1, filed on November 23, 2016, and incorporated herein by reference)

**99.2

ProAdvisor consent letter

*	Filed on January 17, 2017 with S-1 Amendment 1

**	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized in York, Pennsylvania on January 17, 2017.

AMERI METRO, INC.

By:	/s/ Debra A. Mathias
Debra Mathias, Chief Executive Officer and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

/s/ Debra A. Mathias	Dated: January 17, 2017
Debra A. Mathias, Chief Executive Officer and Director
Principal Executive Officer
/s/ J. Harold Hatchett III J. Harold Hatchett III, Principal Accounting Officer and Principal Financial Officer	Dated: January 17, 2017
/s/ James Becker	Dated: January 17, 2017
James Becker, Director

/s/ Shahjahan C. Mathias	Dated: January 17, 2017
Shahjahan C. Mathias, Director

/s/ Donald E. Williams, Jr.	Dated: January 17, 2017
Donald E. Williams, Jr., Director

/s/ Suhail Matthias	Dated: January 17, 2017
Suhail Matthias, Director

/s/ Steve Trout	Dated: January 17, 2017
Steve Trout, Director
/s/ Robert Todd Reynold	Dated: January 17, 2017
Robert Todd Reynold, Director

/s/ Keith A. Doyle	Dated: January 17, 2017
Keith A. Doyle, Director

/s/ James Kingsborough	Dated: January 17, 2017
James Kingsborough, Director

/s/ J. Harold Hatchett III	Dated: January 17, 2017
Harold Hatchett III, Director

/s/ Ronald Silberstein	Dated: January 17, 2017
Ronald Silberstein, Director

/s/ John Thompson	Dated: January 17, 2017
John Thompson, Director